Exhibit 3.3


R0SS MILLER
Secretary of State
204 North Carson Street
Carson City, Nevada 89701-4200
(775) 684 8708
Website: secretaryofstate.biz
                                   Filed in the office of | Document Number
                                                          | 20080424531-89
                                                          | Filing Date and Time
                                   Ross Miller            | 06/25/2008 8:00 AM
                                   Secretary of State     | Entity Number
                                   State of Neveda        | C30858-2004


                            Certificate of Amendment
                      (PURSUANT TO NRS 78.385 AND 78.390)



              Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations

          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.   Name of corporation;

     SUNCROSS EXPLORATION CORPORATION
     --------------------------------

2. The articles have been amended as follows (provide article numbers, If available);


          ARTICLE I - The name of the coporation (hereinafter the corporation) is:


                        Team Nation Holdings Corporation


3, The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of Incorporation have voted in favor of the amendment is: 56.5%

4.   Effective date of filing (optional):      /s/ DENNIS R. DUFFY

5.   Officer Signature (Required);


 *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of Outstanding shares, then the amendment must be approved by the vote In addition to the affirmative vote otherwise required of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

 IMPORTANT; Failure to include any of the above Information and submit the proper fees may cause this filing to be rejected.